Xfone Inc.
(the “Company”)

Re: Immediate Report

Following the request of Tel-Aviv Stock Exchange Ltd, the Company hereby clarifies that it no longer holds shares of Xfone 018 Ltd.

The sale of the Company's holdings of Xfone 018 Ltd. was completed on August 31, 2010 (see Current Report filed by the Company with the SEC on August 31, 2010).

Xfone, Inc.